THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of the 17th day of March, 2000 (this "Amendment"), is made among MATRIA HEALTHCARE, INC., a Delaware corporation (the "Borrower"), the Required Lenders (as defined in the Credit Agreement referred to below), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                                    RECITALS

         A. The Borrower, certain banks and other financial institutions, the Administrative Agent, and Harris Trust and Savings Bank, as Co-Agent, are parties to a Credit Agreement, dated as of January 19, 1999 (as amended, the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

     B. The Borrower and the Required Lenders have agreed to amend the Credit Agreement upon the terms and conditions set forth herein.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendments to Covenants.
--------------------------------

     (a) Leverage Ratio. Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety as follows: -----------------------

                  "7.1 Leverage Ratio. Matria will not permit the Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below, beginning with the fiscal quarter ending March 31, 1999, to be greater than the ratio set forth below opposite such period:

                                                                Maximum

         Date                                              Leverage Ratio

         Closing Date through

     December 31, 1999 3.5 : 1.0 Thereafter 3.0 : 1.0" (b) Senior Leverage Ratio. Section 7.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.2 Senior Leverage Ratio. Matria will not permit the Senior Leverage Ratio as of the last day of any fiscal quarter during the periods set forth below, beginning with the fiscal quarter ending March 31, 1999, to be greater than the ratio set forth below opposite such period:

                                                              Maximum Senior

         Date                                                 Leverage Ratio

         Closing Date through

     December 31, 1999 3.5 : 1.0 Thereafter 2.5 : 1.0" (c) Fixed Charge Coverage Ratio. Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.3 Fixed Charge Coverage Ratio. Matria will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter during the periods set forth below, beginning with the fiscal quarter ending March 31, 1999, to be less than the ratio set forth below opposite such period:

                                                        Minimum Fixed Charge
         Date                                               Coverage Ratio

         Closing Date through
              December 31, 2000                              1.25 : 1.0
         Thereafter                                          1.35 : 1.0"
     (d) Capital Expenditures. Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.5 Capital Expenditures. Matria will not permit Capital Expenditures during any period of four consecutive fiscal quarters (a "Reference Period") ending on the last day of any fiscal quarter during the periods set forth below, beginning with the period ending March 31, 1999, to be greater than the sum of (i) the amount set forth below opposite such period plus (ii) fifty percent (50%) of the excess, if any, of the amount set forth below applicable to the immediately preceding Reference Period (without giving effect to any carryover from any prior Reference Period) over the actual amount of Capital Expenditures for such immediately preceding Reference Period:

                                                  Maximum Amount of Capital
         Period                                          Expenditures

         Closing Date through

     December  31,  1999  $10,500,000  January 1, 2000  through  March 31,  2000
$11,500,000 Thereafter $12,500,000" 2. Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a) Each of the representations and warranties contained in the Credit Agreement and in the other Credit Documents is true and correct on and as of the date hereof and will be true and correct on and as of the Amendment Effective Date (as hereinafter defined) and after giving effect to this Amendment with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

(b) On and as of the date hereof, no Default or Event of Default has occurred and is continuing, and on and as of the Amendment Effective Date and after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing.

3. Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without regard to the conflicts of law provisions thereof).

5. Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

     6. Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     7. Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

8. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective on the date (the "Amendment Effective Date") upon which the Administrative Agent shall have received an executed counterpart hereof from each of the Borrower and the Required Lenders.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

              MATRIA HEALTHCARE, INC.

              By:      _______________________________

              Title:   _______________________________


               FIRST UNION NATIONAL BANK, as Administrative Agent and as Lender

               By:      _______________________________

               Title:   _______________________________


               HARRIS TRUST AND SAVINGS BANK, as Co-Agent and as Lender

               By:      _______________________________

               Title:   _______________________________


               BANKERS TRUST COMPANY

               By:      _______________________________

               Title:   _______________________________


               FINOVA CAPITAL CORPORATION

               By:      _______________________________

               Title:   _______________________________